                                                                     EXHIBIT 5.1

                               VENTURE LAW GROUP
                           A Professional Corporation
                              2800 Sand Hill Road
                             Menlo Park, CA  94025


                                December 8, 2000

Xilinx, Inc.
2100 Logic Drive
San Jose, CA  95124

     REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have acted as counsel to Xilinx, Inc., a Delaware corporation (the "Company"), in connection with the registration for resale of 2,425,900 shares of Common Stock (the "Shares"), as described in the Company's Registration Statement on Form S-3 ("Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     We have reviewed the proceedings taken by the Company in connection with the original issuance and sale of the Shares. Based on such review, it is our opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name whenever it appears in the Registration Statement and any amendments to it.

                                                 Sincerely,

                                                 VENTURE LAW GROUP
                                                 A Professional Corporation

                                                 /s/ Venture Law Group